UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of the Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Purchase Agreement
Amendment No. 2 to Third Amended and Restated LLC Agreement
Amendment No. 3 to Third Amended and Restated LLC Agreement
Registration Rights Agreement
Registration Rights Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
The disclosures under Item 2.01 below are responsive to this Item 1.01 and are incorporated into this Item 1.01 by reference.
Item 2.01 Acquisition or Disposition of Assets.
Closing of Cantera Acquisition
On October 19, 2007, Copano Energy, L.L.C. (“Copano”), through its wholly owned subsidiary, Copano Energy/Rocky Mountains, L.L.C. (“Copano Rocky Mountains”), completed the acquisition of all of the membership interests in Denver-based Cantera Natural Gas, LLC (“Cantera”) pursuant to the previously-disclosed Purchase Agreement, dated August 31, 2007, among Copano, Copano Rocky Mountains and Cantera Resources Holdings LLC (the “Cantera Purchase Agreement”).
The purchase price for Cantera consisted of $612.6 million in cash (including $50.1 million of estimated net working capital and other closing adjustments) and 3,245,817 Copano Class D units (the “Class D Units”) issued to the seller. Copano funded the cash portion of the purchase price through a private placement of $335 million in Copano equity securities pursuant to the previously disclosed Class E and Common Unit Purchase Agreement, dated August 31, 2007 (the “Unit Purchase Agreement”), among Copano and a group of accredited investors, and borrowings under Copano’s senior secured revolving credit facility (the “Credit Agreement”), as amended on October 19, 2007.
Cantera’s assets consist primarily of 51.0% and 37.04% managing member interests, respectively, in Bighorn Gas Gathering, LLC (“Bighorn”) and Fort Union Gas Gathering, LLC (“Fort Union”). Bighorn and Fort Union operate natural gas pipeline systems in Wyoming’s Powder River Basin. The Bighorn system includes approximately 238 miles of natural gas gathering pipelines, which deliver natural gas into the Fort Union system. The Fort Union system consists of an approximately 105-mile, 24” pipeline with a 62-mile loop.
Copano Class D Units
On October 19, 2007, Copano issued 3,245,817 Class D Units to the seller of Cantera in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Class D Units represent a new class of Copano units and are convertible into Copano common units on a one-for-one basis upon the earlier of (a) payment of Copano’s common unit distribution with respect to the fourth quarter of 2009, or (b) payment by Copano of $6.00 in cumulative distributions per unit (beginning with Copano’s distribution with respect to the fourth quarter of 2007) to its common unitholders.
Until they convert into common units, the Class D Units will not be entitled to receive cash distributions. The Class D Units will otherwise have the same terms and conditions as the Copano common units, including with respect to voting rights. No vote of Copano’s common unitholders will be required to convert the Class D Units to Copano common units.
The terms of the Class D Units are set forth in an amendment to Copano’s limited liability company agreement, which was executed on October 19, 2007, and which is filed as Exhibit 3.1 to this Current Report.

Copano Class E Units and Common Units
Pursuant to the Unit Purchase Agreement, Copano issued and sold 5,598,836 Class E Units and 4,533,324 common units to accredited investors in a private placement exempt from registration under Section 4(2) of the Securities Act, for aggregate net proceeds of $335 million.
The Class E Units represent a new class of Copano units that have no voting rights other than as required by law, are subordinate to Copano’s common units on dissolution and liquidation and have no distribution rights until Copano’s distribution with respect to the fourth quarter of 2008, when the Class E Units will become entitled to a special quarterly distribution equal to 110% of the quarterly common unit distribution. The Class E Units will convert into common units upon Copano’s payment of its distribution to common unitholders with respect to the third quarter of 2008, if the conversion terms of the Class E Units are approved by the requisite vote of Copano’s unitholders. Copano has agreed to hold a special meeting of its unitholders to consider this proposal as soon as feasible following October 19, 2007 but in no event later than 180 days thereafter.
The terms of the Class E Units are set forth in an amendment to Copano’s limited liability company agreement, which was executed on October 19, 2007, and which is filed as Exhibit 3.2 to this Current Report.
Registration Rights
Pursuant to the Cantera Purchase Agreement, Copano and the Cantera seller entered into a registration rights agreement, dated October 19, 2007, under which Copano is obligated to file a shelf registration statement relating to resales of Copano common units issued upon conversion of the Class D Units within 60 days after the Class D Units convert to common units. The agreement also provides for unlimited piggyback registration rights after the conversion.
Pursuant to the Unit Purchase Agreement, Copano and the Class E Unit and common unit purchasers also entered into a registration rights agreement on October 19, 2007, under which Copano is obligated to file a shelf registration statement relating to resales of Copano common units (including common units that will be issued upon conversion of the Class E Units) within 60 days after October 19, 2007. The agreement also provides for unlimited piggyback registration rights.
The registration rights agreements are filed as Exhibits 4.1 and 4.2 to this Current Report.
$550 Million Senior Secured Revolving Credit Facility
In connection with the Cantera acquisition, Copano and its subsidiaries party to the Credit Agreement entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), dated October 19, 2007, with Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and the lenders party to the Amendment. Copano borrowed $300 million under the Credit Agreement, as modified by the Amendment, to finance a portion of the Cantera acquisition purchase price and related expenses.

The Amendment, among other things:
•	increases aggregate borrowing capacity under the Credit Agreement from $200 million to $550 million;
•	extends the maturity date of the Credit Agreement to October 18, 2012;
•	reduces the commitment fee rates applicable at certain Consolidated Leverage Ratios (as defined in the Credit Agreement) as set forth below:

Consolidated Leverage Ratio	Commitment Fee
≥4.00:1 but < 4.50:1	0.300%
≥3.50:1 but < 4.00:1	0.250%
•	revises the interest rate provisions to provide for applicable rates ranging from 1.25% to 2.50%, for rates determined using LIBOR, and from 0.25% to 1.50%, for rates determined using the Base Rate (as defined in the Credit Agreement). The applicable rates are dependent on Consolidated Leverage Ratios ranging from 3.00:1 to 5.00:1;
•	revises covenants under the Credit Agreement to accommodate Copano’s obligations as managing member of each of Bighorn and Fort Union, and to accommodate previously existing obligations of each entity;
•	provides for swing line borrowings (as defined in the Amendment) in addition to committed borrowings, and provides for LIBOR-based determination of interest on swing line borrowings; and
•	revises the minimum consolidated interest coverage ratio to 2.0:1.
Copano and its wholly owned subsidiaries (including wholly owned subsidiaries newly formed or acquired after January 12, 2007, the date of the Credit Agreement) have pledged substantially all of their assets (except for equity interests in Fort Union and certain equity interests owned by Cimmarron Gathering, LP) to secure Copano’s obligations under the amended Credit Agreement. Less-than-wholly owned subsidiaries did not pledge their assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of the Registrant.
The disclosures under Item 2.01 above relating to the Amendment are responsive to this Item 2.03 and are incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosures under Item 2.01 above relating to Copano’s private placements of Class D Units, Class E Units and common units are responsive to this Item 3.02 and are incorporated by reference into this Item 3.02.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosures under Items 2.01 and 3.02 above are responsive to this Item 5.03 and are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure
Copano issued a press release on October 19, 2007 announcing the closing of the Cantera acquisition. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     The registrant hereby undertakes to file the financial statements required under this Item by amendment to this Current Report no later than January 1, 2008 (75 days after October 19, 2007), but anticipates filing such financial statements on a significantly earlier date.

     (b) Pro Forma Financial Information.
     To be filed by amendment as described above.
     (c) Exhibits.

Exhibit No.	Description
2.1	Purchase Agreement dated as of August 31, 2007 among Copano Energy, L.L.C., Copano Energy/Rocky Mountains, L.L.C., and Cantera Resources Holdings LLC

3.1	Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated October 19, 2007

3.2	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated October 19, 2007

4.1	Registration Rights Agreement by and between Copano Energy, L.L.C. and Cantera Resources Holdings LLC, dated October 19, 2007

4.2	Registration Rights Agreement by and among Copano Energy, L.L.C. and the Purchasers, dated October 19, 2007

99.1	Press Release issued October 19, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: October 25, 2007	By:	/s/ Mathew J. Assiff
	Name:	Mathew J. Assiff
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement dated as of August 31, 2007 among Copano Energy, L.L.C., Copano Energy/Rocky Mountains, L.L.C., and Cantera Resources Holdings LLC

3.1	Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated October 19, 2007

3.2	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated October 19, 2007

4.1	Registration Rights Agreement by and between Copano Energy, L.L.C. and Cantera Resources Holdings LLC, dated October 19, 2007

4.2	Registration Rights Agreement by and among Copano Energy, L.L.C. and the Purchasers, dated October 19, 2007

99.1	Press Release issued October 19, 2007